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                                                             Exhibit 99(g)(iii)

                             FORM OF AMENDMENT NO. 2
                                     To the
                            MASTER CUSTODIAN CONTRACT

     Amendment, effective as of _______________, 2003, to the Master Custodian Contract dated September 26, 2001, (the "Contract") among Each Registered Investment Company Identified on Appendix A Hereto (each, a "Fund") and State Street Bank and Trust Company (the "Custodian").

WHEREAS, the Custodian and the Funds wish to document recent changes, mergers, and name changes for various series of each Fund under the Contract, as reflected in a revised Appendix A;

WHEREAS, each registered investment company on Appendix A (each, a "Fund"), on behalf of each of its series (each, a "Portfolio") as part of an Agreement and Plan of Reorganization and Redomiciliation, ("Reorganization Plan") dated as of February 11, 2003, will be reorganized into a new registered investment company, Munder Series Trust (the "New Trust");

WHEREAS, under the Reorganization Plan, the assets of each Portfolio (except for those terminated below) of the four Funds (St. Clair Funds, Inc., The Munder Funds, Inc., The Munder Framlington Funds Trust, and The Munder Funds Trust) shall be acquired by a corresponding Portfolio ("New Portfolio") of the New Trust, and each New Portfolio shall assume all responsibilities and liabilities of the corresponding Portfolio;

NOW THEREFORE, in consideration of the promises and covenants contained herein, the Custodian and each Fund agree to amend the Contract as follows:

1. The following Portfolios under each appropriate Fund have been terminated from the Contract, as of the dates shown:

     St. Clair Funds, Inc.
             Munder Institutional S & P 500 Index Equity Fund (October 1, 2002) Munder Institutional Short Term Treasury Fund (May 7, 2002)
     The Munder Funds, Inc.
             Munder Digital Economy Fund (May 3, 2002)
             Munder Money Market Fund (January 24, 2003)
             Munder International NetNet Fund (May 3, 2002)
             Munder Fund of Funds (April __, 2003)
             Munder Bio(Tech)/2/ Fund (April 25, 2003)
             Munder Large-Cap Growth Fund (April 25, 2003)
     The Munder Framlington Funds Trust
             Munder Framlington Global Financial Services Fund (May 3, 2002);

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2.   The New Trust hereby requests the Custodian, under Sections 18 and 19 of the Contract, to render services for such Fund, Munder Series Trust, a Delaware statutory trust, and each of its New Portfolios, and attaches a revised Appendix A to this Amendment to reflect the name of the Trust and its Portfolios of the date above.

IN WITNESS WHEREOF, the parties have caused this document to be executed by its duly authorized officer below.

     St. Clair Funds, Inc.
             On behalf of its Portfolios

     The Munder Funds, Inc.
             On behalf of its Portfolios

     The Munder Framlington Funds Trust
             On behalf of its Portfolios

     The Munder Funds Trust
             On behalf of its Portfolios

     Munder Series Trust
             On behalf of its Portfolios


     ________________________________________
     Name:

     Title:

     State Street Bank and Trust Company


     ________________________________________
     Name:  Joseph L. Hooley

     Title: Executive Vice President

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                                   APPENDIX A
                             Dated April_____, 2003
                                       TO
                           Master Custodian Agreement
                              of September 26, 2001

Investment Companies Registered with the SEC and Portfolios thereof, If Any

     Munder Series Trust
     Liquidity Plus Money Market Fund
     Munder Balanced Fund
     Munder Bond Fund
     Munder Cash Investment Fund
     Munder Emerging Markets Fund
     Munder Future Technology Fund
     Munder Healthcare Fund
     Munder Index 500 Fund
     Munder Institutional Government Money Market Fund
     Munder Institutional Money Market Fund
     Munder Intermediate Bond Fund
     Munder International Bond Fund
     Munder International Equity Fund
     Munder International Growth Fund
     Munder Large-Cap Value Fund
     Munder Michigan Tax-Free Bond Fund
     Munder Micro-Cap Equity Fund
     Munder MidCap Select Fund
     Munder Multi-Season Growth Fund
     Munder NetNet Fund
     Munder Power Plus Fund
     Munder Real Estate Equity Investment Fund
     Munder S&P MidCap Index Equity Fund
     Munder S&P SmallCap Index Equity Fund
     Munder Small Company Growth Fund
     Munder Small-Cap Value Fund
     Munder Tax-Free Bond Fund
     Munder Tax-Free Money Market Fund
     Munder Tax-Free Short-Intermediate Bond Fund
     Munder U.S. Government Income Fund
     Munder U.S. Treasury Money Market Fund